UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2020

WELLESLEY BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-35352 (Commission File Number)	45-3219901 (IRS Employer Identification No.)

100 Worcester Street, Suite 300, Wellesley, Massachusetts 02481

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 235-2550

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	WEBK	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07       Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of Wellesley Bancorp, Inc. (the “Company”), the parent holding company for Wellesley Bank, was held on March 12, 2020. The final results for the matter submitted to a vote of stockholders at the special meeting are as follows:

1.	The proposal to approve the Agreement and Plan of Merger (the “merger agreement”), by and among Cambridge Bancorp, or Cambridge, Cambridge Trust Company, the Company, and Wellesley Bank, dated as of December 5, 2019:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,897,750	16,568	100	-

2.	The proposal to approve, on a non-binding, advisory basis, the compensation certain executive officers of the Company may receive in connection with the merger of the Company and Cambridge Bancorp:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,780,670	104,080	29,668	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLESLEY BANCORP, INC.
(Registrant)

Date: March 13, 2020	By:	/s/ Thomas J. Fontaine
Thomas J. Fontaine
President and Chief Executive Officer